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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statement on Form S-3 No. 33-61350 and the Registration Statements on Form S-8 (Nos. 2-85403, 33-6693, 33-28353, 33-47538, 33-55857, 33-55938 and 33-55918, respectively), and any existing amendments thereto, of Maxus Energy Corporation of our report dated February 28, 1995 appearing on Page F-26 of this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

Dallas, Texas
March 17 1995